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                                  EXHIBIT 9(j)

                            Form of Schedule A to the
                        Fund Accounting Agreement between
                           BB&T Mutual Funds Group and
                         BISYS Fund Services Ohio, Inc.





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                                                          Dated: _________, 1997

                                     FORM OF
                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)



   NAME OF FUND

The BB&T U.S. Treasury Money Market Fund
The BB&T Short Intermediate U.S. Government Income Fund
The BB&T Intermediate U.S. Government Bond Fund
The BB&T Growth and Income Stock Fund
The BB&T North Carolina Intermediate Tax-Free Fund
The BB&T Balanced Fund
The BB&T Small Company Growth Fund
The BB&T International Equity Fund
The BB&T Capital Manager Conservative Growth Fund
The BB&T Capital Manager Moderate Growth Fund
The BB&T Capital Manager Growth Fund
The BB&T Prime Money Market Fund
The BB&T South Carolina Intermediate Tax-Free Fund
The BB&T Large Company Growth Fund

                                    BB&T MUTUAL FUNDS GROUP


                                    By:
                                       --------------------------------

                                    BISYS FUND SERVICES OHIO, INC.


                                    By:
                                       --------------------------------




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